EXHIBIT 32.1





        STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE



     In connection with the Quarterly Report of Blue Industries, Inc. (the "Company") on Form 10-QSB for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Gouverneur, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







/s/ Patrick Gouverneur
---------------------------
Patrick Gouverneur
Chief Executive Officer
Chief Financial Officer
September 19, 2003